UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

JDS UNIPHASE CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

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YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

November 11, 2014

Dear Fellow Stockholder:

By this time, you should have received the notice of annual meeting or the proxy statement for the upcoming annual meeting of stockholders of JDS Uniphase Corporation (“JDSU”), to be held on December 5, 2014.

According to our latest records, we have not received your voting instructions for the annual meeting. For your convenience we have enclosed a duplicate for your use. Please sign and date the proxy and mail it promptly so your shares can be represented at our annual meeting.

For the reasons set forth in the JDSU proxy statement dated October 24, 2014, the Board of Directors of JDSU recommends that you vote “FOR” the following proposals considered at this year’s annual meeting:

1.	To elect six directors to serve until the 2015 annual meeting of stockholders and until their successors are elected and qualified.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 27, 2015.

3.	To consider a non-binding advisory vote on the compensation of our named executive officers.

4.	To approve amendments to the Company’s 2003 Amended and Restated Equity Incentive Plan.

You may also use one of the following simple methods for promptly providing your voting instructions:

1.	Internet: Have the control number listed on the enclosed proxy card or voting instruction form ready and follow the online instructions at www.proxyvote.com.

2.	Telephone: Have the control number listed on the enclosed proxy card or voting instruction form ready and call (800) 690-6903.

3.	Mail: Sign, date, mark and return the enclosed proxy card or voting instruction form in the postage-paid return envelope provided.

If your proxy has already been voted, please disregard this letter. We appreciate your support and continued interest in JDSU. Thank you very much.

Sincerely,

Thomas Waechter
Chief Executive Officer and President